Exhibit 4.28

SIXTH SUPPLEMENTAL INDENTURE

SIXTH SUPPLEMENTAL INDENTURE, dated as of August 12, 2004, among CANWEST MEDIA INC., a corporation incorporated under the federal laws of Canada (the “Issuer”), each of the New Guarantors (as defined herein) and The Bank of New York, as trustee (the “Trustee”)

WHEREAS, in accordance with Section 11.04 of the Indenture relating to the 10-5/8% Senior Subordinated Notes due 2011 of the Issuer, dated as of May 17, 2001, between the Company, the Trustee and the Guarantors (as defined therein), as supplemented by supplemental trust indentures dated August 6, 2002, February 27, 2003, April 23, 2003, September 22, 2003 and February 25, 2004 among the Issuer, the Trustee and the New Guarantors (as defined therein) (such indenture and supplemental indentures are collectively referred to as the “Indenture”), each of the entities listed on Exhibit A hereto (each a “New Guarantor”) desires to guarantee the obligations of the Issuer with respect to the Notes on the terms set forth in the Indenture;

WHEREAS, the Boards of Directors of the Issuer and each of the New Guarantors have authorized this Sixth Supplemental Indenture; and

WHEREAS, all things necessary to make this Sixth Supplemental Indenture a valid supplement to the Indenture according to its terms and the terms of the Indenture have been done:

NOW, THEREFORE, each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of Holders of the Notes:

Section 1. Guarantee. Each New Guarantor covenants and agrees to be bound by and subject to the terms of the Indenture as if they had executed the same as a Guarantor as of the date first set forth above.

Section 2. Certain Defined Terms. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

Section 3. Governing Law. THIS SIXTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SIXTH SUPPLEMENTAL INDENTURE, THE NOTES OR THE GUARANTEES.

Section 4. Multiple Counterparts. The parties may sign multiple counterparts of this Sixth Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

IN WITNESS WHEREOF, the parties have caused this Sixth Supplemental Indenture to be duly executed all as of the date and year first written above.

CAN WEST MEDIA INC.

By:
	Name:	Richard M. Leipsic
	Title:	Vice President

KEN WEST HOLDINGS

By:
Name:
Title:

DNA BROADCASTING LIMITED

By:
Name:
Title:

THE BANK OF NEW YORK, not in its individual capacity, but solely as Trustee

By:
Name:
Title:

2

Section 4. Multiple Counterparts. The parties may sign multiple counterparts of this Sixth Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

IN WITNESS WHEREOF, the parties have caused this Sixth Supplemental Indenture to be duly executed all as of the date and year first written above.

CAN WEST MEDIA INC.

By:
Name:
Title:

KEN WEST HOLDINGS

By:
Name:
Title:

DNA BROADCASTING LIMITED

By:
Name:
Title:

THE BANK OF NEW YORK, not in its individual capacity, but solely as Trustee

By:
Name:
Title:

Exhibit A

New Guarantors

Ken West Holdings

DNA Broadcasting Limited